Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value US$0.001 per share, of SciClone Pharmaceuticals, Inc., a Delaware corporation, and further agree that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

 [Signature page to follow]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 22, 2016.

Dragon Alpha LP By: Jade Park Investments Limited, its General Partner

By:	/s/ Lanchu Liu
	Name:	Lanchu Liu
	Title:	Director

Jade Park Investments Limited

By:	/s/ Lanchu Liu
	Name:	Lanchu Liu
	Title:	Director

Mr. Lanchu Liu

/s/ Lanchu Liu